                                                                Exhibit 10.1

                             AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                      ASSOCIATED ESTATES REALTY CORPORATION

                                       AND

                               JEFFREY I. FRIEDMAN

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------


                  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of the 1st day of January, 1996, between ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation (the "Company"), and JEFFREY I. FRIEDMAN (the "Executive").


                              W I T N E S S E T H :

                  WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of November 10, 1993 (the "Original Agreement"); and

                  WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree that the Original Agreement is hereby amended and restated in full to read as follows:

                  1.       EMPLOYMENT.
                           -----------

                           (a)      The Company hereby continues to employ the
Executive as its President and Chief Executive Officer and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

                           (b)      During the term of this Employment Agreement
and any renewal hereof (all references herein to the term of this Employment Agreement shall include references to the period of renewal hereof, if any), the Executive shall be and have the title of President and Chief Executive Officer and shall devote his entire business time and all reasonable efforts to his employment and perform diligently such duties as are customarily performed by presidents and chief executive officers of companies similar in size to the Company, together with such other duties as may be reasonably requested from time to time by the Board of Directors of the Company (the "Board"), which duties shall be consistent with his title and position as set forth above and as provided in Paragraph 2.

                  2.       TERM AND POSITIONS.
                           -------------------

                           (a)      Subject to the provisions for renewal and
termination hereinafter stated, the term of this Employment Agreement shall begin on the date hereof and shall continue through the third anniversary of the date hereof. As of the first and each successive anniversary of the date hereof, such

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term automatically shall be extended for one (1) additional year, unless: (i)
this Employment Agreement is terminated as provided in Paragraph 5 or (ii) either the Company or the Executive shall give one year's written notice to the other, at least thirty (30) days before the first or successive anniversary of the date hereof, as the case may be, that this Employment Agreement shall not be so extended but shall terminate upon the expiration of the then existing term (for example, unless such written notice of non-extension is given on or prior to December 1, 1996, the term of this Employment Agreement automatically will be extended, effective December 31, 1996, until December 31, 1999).

                           (b)      The Executive shall be entitled to serve as
the President and Chief Executive Officer of the Company. Without limiting the generality of any of the foregoing, except as hereafter expressly agreed in writing by the Executive: (i) the Executive shall not be required to report to any single individual and shall report only to the Board as an entire body, (ii) no other individual shall be elected or appointed as President or Chief Executive Officer of the Company, (iii) the Vice-Presidents and other executive officers of the Company shall report to no individual other than the Executive, and (iv) no individual or group of individuals (including a committee established or other designee appointed by the Board) shall have any authority over or equal to the authority of the Executive in his role as President or Chief Executive Officer, and neither the Company, the Board, nor any member of the Board shall take any action which will or could have the effect of, or appear to have the effect of, giving such authority to any such individual or group. For service as a director, officer and employee of the Company, the Executive shall be entitled to the full protection of the applicable indemnification provisions of the Amended and Restated Articles of Incorporation and Code of Regulations of the Company, as the same may be amended from time to time.

                           (c)      If:

                                (i) the Company materially changes the
                  Executive's duties and responsibilities as set forth in Paragraphs 1(b) and 2(b) without his consent (including, without limitation, by violating any of the provisions of clauses (i), (ii), (iii) and (iv) of Paragraph 2(b));

                               (ii) the Executive's place of employment or the
                  principal executive offices of the Company are located more than fifty (50) miles from the geographical center of Cleveland, Ohio;

                              (iii) there occurs a material breach by the
                  Company of any of its obligations under this Employment Agreement, which breach has not been cured in all material respects within ten (10) days after the Executive gives notice thereof to the Company;


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                               (iv)  there occurs a "change in control" (as
                  hereinafter defined) of the Company; or

                                (v)  the Executive is not elected to the
                  Board at any annual meeting of the Company's shareholders;

then in any such event the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company "without cause" (as defined in Paragraph 5(a)(iii)).

                           (d)      The Executive shall be deemed not to have
consented to any written proposal calling for a material change in his duties and responsibilities unless he shall give written notice of his consent thereto to the Board within fifteen (15) days after receipt of such written proposal. If the Executive shall not have given such consent, the Company shall have the opportunity to withdraw such proposed material change by written notice to the Executive given within ten (10) days after the end of said fifteen (15) day period.

                           (e)      The term "change in control" means the first
to occur of the following events:

                                (i) any person or group of commonly
                  controlled persons owns or controls, directly or indirectly, fifty percent (50%) or more of the voting control or value of the capital stock of the Company following completion of the initial public offering of the Company's Common Shares, without par value (the "IPO");

                               (ii) any person or group of commonly controlled
                  persons owning less than five percent (5%) of the voting control or value of the capital stock of the Company within 30 days following the consummation of the IPO owns or controls, directly or indirectly, more than twenty percent (20%) of the voting control or value of the capital stock of the Company; or

                              (iii) the shareholders of the Company approve an
                  agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the capital stock of the Company, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Company's business.

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Notwithstanding the foregoing provisions of this Paragraph 2, the ownership of capital stock by the Executive, Jerome Spevack, Martin A. Fishman, Dennis W. Bikun, Susan Friedman, Mark L. Milstein, Robert Milstein, Paul Dennis and/or their respective affiliates shall not be deemed to result in a "change in control" of the Company.

                  3.       COMPENSATION.
                           -------------

                           During the term of this Employment Agreement the
Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this paragraph 3.

                           (a)      The Company shall pay to the Executive a
base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) of Four Hundred Forty Thousand Dollars ($440,000) per annum, to be increased (but not decreased) from time to time (based upon the performance of the Company and the Executive) in a manner consistent with the compensation of executives of companies similar in size to the Company with responsibilities similar to those of the Executive.

                           (b)      The Company shall pay to the Executive bonus
compensation for each calendar year not later than 60 days following the end of each calendar year or the termination of the Executive's employment, as the case may be, prorated on a per diem basis for partial calendar years, determined and calculated in the manner set forth on Exhibit A attached hereto, as the same may be amended from time to time.

                           (c)      The Company shall provide to the Executive
such life, medical, hospitalization and dental insurance for himself, his spouse and eligible family members as may be available to other executive officers of the Company or as may be determined by the Board or the Company's Executive Compensation Committee from time to time.

                           (d)  The Executive shall participate in all
retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under the terms thereof (and nothing in this Agreement shall or shall be deemed to in any way effect the Executive's right and benefits thereunder except as expressly provided herein) or as may be determined by the Board or the Company's Executive Compensation Committee from time to time.

                           (e)      The Executive shall be entitled to such
periods of vacation and sick leave allowance each year as are determined by him in his sole discretion consistent with the performance of his duties under this Agreement.


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                           (f)      The Executive shall be entitled to
participate in any equity or other employee benefit plan that is generally available to senior executive officers, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

                           (g)      The Company shall reimburse the Executive or
provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursement to be paid hereunder as the Company shall reasonably request.

                           (h)      The Company shall provide to the Executive a
suitable new, air-conditioned, full-sized automobile, or other automobile of equal or lesser value of the Executive's choice, for the exclusive use of the Executive, together with automobile theft, casualty, and liability insurance, and payment or reimbursement of the Executive for all maintenance, repair and gasoline or, in lieu of the foregoing automobile, an automobile allowance as exists from time to time under Company policy, the dollar amount of which shall be substantially commensurate with the cost for such automobile, together with insurance costs, maintenance, repairs and gasoline for Executive's personal vehicle used in lieu thereof.

                           (i)      The Company shall, on the Executive's
behalf, bear the cost of initiation and regular membership fees and dues, incurred during the term of this Employment Agreement, for one (1) golf club and one (1) downtown business club, and shall reimburse the Executive the amount of any charges actually and reasonably incurred at such clubs in the conduct of the Company's business.

                           (j)      Beginning on the day after the cessation of
the Executive's employment with the Company, except in the case of termination of the Executive's employment for cause under Paragraph 5, and continuing until the earlier of (A) the Executive's death, (B) the date, if ever, on which the Executive begins full time employment with another employer or (C) the fifth anniversary of the date of such cessation of employment, the Company shall provide to the Executive at no cost to the Executive office space at a location (other than the executive offices of the Company) suitable to the Executive's status as the former Chief Executive Officer of the Company, a full-time secretary and other customary office support functions.

                           (k)      The Company shall reimburse the Executive or
provide him with an expense allowance during the term of this Employment Agreement of up to $10,000 per annum for financial planning, tax return and financial statement preparation services.

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                           (l)  The Company shall make available to the
Executive the services of a full-time bookkeeper and a full-time assistant thereto who are acceptable to the Executive for personal matters, including matters which may be unrelated to the business of the Company and the performance of the Executive's duties hereunder.


                  4.       PAYMENT IN THE EVENT OF DEATH OR PERMANENT
                           ------------------------------------------
DISABILITY.
- - -----------

                           (a)      In the event of the Executive's death or
"permanent disability" (as hereinafter defined) during the term of this Employment Agreement, the Company shall pay to the Executive (or his successors and assigns in the event of his death) an amount equal to two (2) times the Executive's then effective per annum rate of salary, as determined under Paragraph 3(a), plus a pro rata portion of the bonus applicable to the calendar year in which such death or permanent disability occurs, as such bonus is determined under Paragraph 3(b).

                           (b)      The pro rata portion of the bonus described
in Paragraph 4(a) shall be paid when and as provided in Paragraph 3(b). The remainder of the benefit to be paid pursuant to Paragraph 4(a) shall be paid within ninety (90) days after the date of death or permanent disability, as the case may be.

                           (c)      Except as otherwise provided in Paragraphs
3(d), 3(i) (in the event of permanent disability) and 4(a), in the event of the Executive's death or permanent disability the Executive's employment hereunder shall terminate and the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the date of such death or permanent disability, as the case may be.

                           (d)      For purposes of this Employment Agreement,
the Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty (120) days in the aggregate during any consecutive twelve
(12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, disputes that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Cleveland, Ohio area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of

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
resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.

                  5.       TERMINATION.
                           ------------

                           (a)      The employment of the Executive under this
Employment Agreement, and the term hereof, may be terminated by the Company:

                                    (i)  on the death or permanent disability
                  (as defined below) of the Executive;

                                    (ii)  for "cause" at any time by action of
                  the Board; or

                                    (iii)  "without cause" at any time by action
                  of the Board.

                                     For purposes hereof, the term "cause" shall
                           mean:

                                            (A) The Executive's fraud,
                           commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his duties under this Employment Agreement, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Executive; or

                                            (B) The Executive's material breach
                           of any material provision of this Employment
                           Agreement, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive.

                                     For purposes hereof, the term "without
                           cause" shall mean any reason other than those set forth in subparagraphs (a)(i) and (a)(ii) of this Paragraph 5.

                  The exercise by the Company of its rights of termination under this Paragraph 5 shall be the Company's sole remedy in the event of the occurrence of the event as a result of which such right to terminate arises. Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices and directorships held by the Executive in the Company.


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                           (b)      In the event of a termination claimed by the
Company to be for "cause" pursuant to Paragraph 5(a)(ii), the Executive shall have the right to have the justification for said termination determined by arbitration in Cleveland, Ohio. In order to exercise such right, the Executive shall serve on the Company within thirty (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of a single arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, the Executive shall continue to receive all compensation and benefits to which he is entitled hereunder, and if at any time during the pendency of such arbitration the Company fails to pay and provide all compensation and benefits to the Executive in a timely manner the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for cause. Expenses of the arbitration shall be borne equally by the parties.

                           (c)      In the event of termination pursuant to
subparagraph (a)(i) or (a)(ii) of this Paragraph 5, except as otherwise provided in Paragraphs 3(d), 3(i) (in the event of permanent disability) and 4(a), the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

                           (d)      In the event of termination pursuant to
subparagraph (a)(iii) of this Paragraph 5, the Executive shall be entitled to
(i) severance pay in a lump sum equal to the greater of (A) the total amount of unpaid base salary for the then unexpired portion of the term of this Agreement, at the then effective per annum rate of salary, as determined under Paragraph 3(a), and (B) the amount of one year's base salary at the then effective annual rate of salary, (ii) a pro rata portion of the bonus described in Paragraph 4(a) applicable to the calendar year in which such termination occurs, as such bonus is determined under Paragraph 3(b), and (iii) other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

                  6.       COVENANTS AND CONFIDENTIAL INFORMATION.
                           ---------------------------------------

                           (a)      The Executive acknowledges the Company's
reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, during the term of this Employment Agreement and for a period of three (3) years

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thereafter (and, as to clause (ii) of this subparagraph (a), at any time during and after the term of this Employment Agreement), the Executive shall not, directly or indirectly, do either of the following:

                                    (i) Own, manage, control or participate in
                  the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, acquiring, owning, developing or managing multifamily properties in any geographic region in which the Company, at the time of Executive's termination, operates its business; provided, however, that the ownership of (A) not more than one percent (1%) of any class of publicly traded securities of any entity or (B) any interest disclosed in the Company's Registration Statement on Form S-11 shall not be deemed a violation of this covenant; or

                                    (ii) Disclose, divulge, discuss, copy or
                  otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information (A) is clearly obtainable in the public domain, (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof, (C) was not acquired by the Executive in connection with his employment or affiliation with the Company, (D) was not acquired by the Executive from the Company or its representatives, or (E) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

                           (b)      The Executive agrees and understands that
the remedy at law for any breach by him of this Paragraph 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Executive's violation of any legally enforceable provision of this Paragraph 6, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Paragraph 6

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
shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Paragraph 6 which may be pursued or availed of by the Company.

                           (c)      The Executive has carefully considered the
nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

                  7. TAX ADJUSTMENT PAYMENTS. If all or any portion of the amounts payable to the Executive under this Employment Agreement (together with all other payments of cash or property, whether pursuant to this Employment Agreement or otherwise, including, without limitation, the issuance of common stock of the Company, or the granting, exercise or termination of options therefor) constitutes "excess parachute payments" within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Executive under this Employment Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty
(30) calendar days after such payment and said incremental payment shall be made within five (5) calendar days after determination has been made. If, after the date upon which the payment required by this Paragraph 7 has been made, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, Internal Revenue Service audit assessment, or otherwise) that the amount of excise or other similar taxes or assessments payable by the Executive is greater than the amount initially so determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, PLUS (ii) any interest, fines and penalties resulting from such underpayment, PLUS (iii) an amount necessary to reimburse the Executive for any income, excise or other tax assessment payable by the Executive with respect to the amounts specified in
(i) and (ii) above, and the reimbursement provided by this clause (iii), in the manner described above in this Paragraph 7. Payment thereof shall be made within five (5) calendar days after the date upon which such subsequent determination is made.

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                  8.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
                           ----------------------------------------------

                           (a)      The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to enter into, execute and deliver this Employment Agreement, fulfill its obligations hereunder and consummate the transactions contemplated hereby.

                           (b)      The execution and delivery of, performance
of obligations under, and consummation of the transactions contemplated by, this Employment Agreement have been duly authorized and approved by all requisite corporate action by or in respect of the Company, and this Employment Agreement constitutes the legally valid and binding obligation of the Company, enforceable by the Executive in accordance with its terms.

                           (c)      No provision of the Company's governing
documents or any agreement to which its is a party or by which it is bound or of any material law or regulation of the kind usually applicable and binding upon the Company prohibits or limits its ability to enter into, execute and deliver this Employment Agreement, fulfill its respective obligations hereunder and consummate the transactions contemplated hereby.

                  9.       MISCELLANEOUS.
                           --------------

                           (a)      The Executive represents and warrants that
he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

                           (b)      The provisions of this Employment Agreement
are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

                           (c)      The rights and obligations of the Company
under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

                           (d)      Any controversy or claim arising out of or
relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Cleveland, Ohio, and judgment upon the award rendered by the

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
arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Paragraph 9(d) shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in Paragraph 9 hereof.

                           (e)      Any notice to be given under this Employment
Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business, attention:
General Counsel, and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other.

                           (f)      The failure of either party to enforce any
provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

                           (g)      This Employment Agreement supersedes all
prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

                           (h)      This Employment Agreement shall be governed
by and construed according to the laws of the State of Ohio.

                           (i)      Captions and paragraph headings used herein
are for convenience and are not a part of this Employment
Agreement and shall not be used in construing it.

                           (j)      Where necessary or appropriate to the
meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.



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
                  IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.

                                      ASSOCIATED ESTATES REALTY
                                        CORPORATION, an Ohio corporation



                                      By: _______________________________
                                             Authorized Officer


                                      -----------------------------------
                                      Jeffrey I. Friedman




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